UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2005

Micrus Endovascular Corporation

(Exact name of registrant as specified in its charter)

000-51323
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	93-3409596 (I.R.S. Employer Identification No.)

610 Palomar Avenue
Sunnyvale, California 94085
(Address of principal executive offices, with zip code)

(408) 830-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On July 6, 2005, Micrus Endovascular Corporation (the “Company”) sold an additional 250,000 shares of its Common Stock at $11.00 per share pursuant to the over-allotment option granted by the Company to the underwriters of the Company’s initial public offering pursuant to the Underwriting Agreement with A.G. Edwards & Sons, Inc. and Needham & Company, LLC, as representatives of the underwriters. All of the shares are being offered by the Company, and the net proceeds to the Company from the exercise of the over-allotment option will be approximately $2.55 million, increasing to approximately $35.8 million the total net proceeds from the Company’s initial public offering.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRUS ENDOVASCULAR CORPORATION
Date: July 6, 2005	By:	/s/ John T. Kilcoyne
		Name:	John Kilcoyne
		Title:	President and Chief Executive Officer